EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports Net Income of $0.13 Per Share for the First Half
Of Fiscal 2016 Versus a Loss of $0.01 Per Share Last Year

Van Nuys, CA – February 9, 2016 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2016:

●	Fiscal 2016 second quarter net income increased to $0.05 per share compared to net income of $0.03 per share for the second quarter of fiscal 2015.
●	Fiscal 2016 first half net income increased to $0.13 per share compared to a net loss of $0.01 per share for the first half of fiscal 2015.
●	Operating income for the first half of fiscal 2016 doubled to $627,000 compared to operating income of $314,000 for the first half of fiscal 2015.
●	Cash and cash equivalents increased to $4,370,000, or $1.24 per share, at December 31, 2015 compared to $3,711,000, or $1.06 per share at June 30, 2015.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Our focus on profitability is clearly evident in our financial results for the second quarter and even more dramatically for the first half of fiscal 2016. The combination of higher gross margin and lower operating expenses for this year's first half compared to the same period last year drove a 100% increase in operating income as well as a substantial increase in net income versus prior year. And we achieved these improvements despite a decrease in revenue, attributable to reduced demand for our semiconductor testing services this year compared to last year. Revenue and operating profitability were reduced by foreign currency translation adjustment reflecting the strength of the US dollar this year compared with the same period last year. These improvements attest to the flexibility of our operations and our control over operating costs.
"We are especially pleased by the rapid growth of our distribution business, which provides products manufactured by other companies that are complementary to Trio-Tech's proprietary semiconductor testing products sold through our manufacturing segment. One of our primary objectives is to further expand our distribution revenue to help offset the volatility which is characteristic of our semiconductor testing business. We are pursuing this objective diligently, and we are optimistic that we can continue building on the progress we have achieved to date."

Fiscal 2016 First Half Results
For the six months ended December 31, 2015, revenue decreased 4.2% to $16,284,000 compared to revenue of $16,990,000 for the first six months of fiscal 2015. Manufacturing revenue increased 0.3% to $6,416,000 for this year's first half compared to $6,395,000 for the same period a year earlier, and revenue from the distribution of products manufactured by others tripled to $2,334,000 compared to $817,000. These increases were offset by a 22.8% decrease in semiconductor testing services to $7,484,000 for this year's first half compared to $9,691,000 for the same period last fiscal year, primarily reflecting reduced orders from a major customer in Asia.

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Trio-Tech Reports Net Income of $0.13 Per Share for the First Half Of Fiscal 2016 Versus
a Loss of $0.01 Per Share Last Year
February 9, 2016
Page Two

Net income attributable to Trio-Tech International common shareholders for the first six months of fiscal 2016 increased to $449,000, or $0.13 per basic and diluted share, which included a loss from discontinued operations of $4,000, or $0.00 per share. This compares to a net loss attributable to Trio-Tech International common shareholders for the first six months of fiscal 2015 of $30,000, or $0.01 per basic and diluted share, which included income from discontinued operations of $20,000, or $0.00 per share.
Gross margin for this year's first half was 26.4% compared to 25.0% for the same period last fiscal year. Operating expenses decreased to $3,666,000 for the first half of fiscal 2016 compared to $3,926,000 for the same period last fiscal year.
Income from operations for the first half of fiscal 2016 increased to $627,000 compared to $314,000 for the first half of fiscal 2015.
Shareholders' equity at December 31, 2015 was $19,966,000, or $5.68 per outstanding share, compared to $20,722,000, or $5.90 per outstanding share, at June 30, 2015. There were approximately 3,513,000 common shares outstanding at December 31, 2015 and June 30, 2015.

Fiscal 2016 Second Quarter Results
For the three months ended December 31, 2015, revenue decreased 6.1% to $8,354,000 compared to $8,897,000 for the second quarter of fiscal 2015, primarily the result of a 27.0% decrease in testing services revenue that more than offset a tripling of revenue from distribution for the period.
Net income attributable to Trio-Tech International common shareholders for the second quarter of fiscal 2016 increased to $190,000, or $0.05 per basic and diluted share. This compares to net income attributable to Trio-Tech International common shareholders of $94,000, or $0.03 per basic and diluted share, for the second quarter of fiscal 2015.

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

                                                                       (tables attached)                                                        #5012

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2015	2014	2015	2014

Manufacturing	$3,276	$3,348	$6,416	$6,395
Testing services	3,701	5,073	7,484	9,691
Distribution	1,359	432	2,334	817
Others	18	44	50	87

	8,354	8,897	16,284	16,990
Cost of Sales
Cost of manufactured products sold	2,471	2,726	4,580	5,599
Cost of testing services rendered	2,499	3,356	5,257	6,405
Cost of distribution	1,240	337	2,093	677
Others	29	35	61	69

	6,239	6,454	11,991	12,750

Gross Margin	2,115	2,443	4,293	4,240

Operating Expenses:
General and administrative	1,599	1,711	3,261	3,438
Selling	141	165	312	296
Research and development	51	47	97	94
Impairment loss	--	55	--	70
(Gain) loss on disposal of property, plant and equipment	(4)	28	(4)	28

Total operating expenses	1,787	2,006	3,666	3,926

Income from Operations	328	437	627	314

Other (Expenses) Income
Interest expenses	(51)	(58)	(104)	(122)
Other income, net	18	7	226	54

Total other (expenses) income	(33)	(51)	122	(68)

Income from Continuing Operations before Income Taxes	295	386	749	246
Income Tax Expenses	(86)	(132)	(153)	(86)

Income from Continuing Operations
before Non-controlling Interest, Net of Tax	209	254	596	160
Income (loss) from Discontinued Operations, Net of Tax	6	(6)	(4)	20

NET INCOME	215	248	592	180

Less: Income Attributable to Non-controlling Interest	25	154	143	210

Net Income (Loss) Attributable to Trio-Tech International	$190	$94	$449	$(30)

Net Income (Loss) Attributable to Trio-Tech International:

Income (Loss) from Continuing Operations, Net of Tax	188	97	452	(41)
Income (Loss) from Discontinued Operations, Net of Tax	2	(3)	(3)	11

Net Income attributable to Trio-Tech International	$190	$94	$449	$(30)

Basic and Diluted Earnings (Loss) per Share:
From continuing operations	$0.05	$0.03	$0.13	$(0.01)
From discontinued operations	--	--	--	--

Basic and Diluted Earnings (Loss) per Share	$0.05	$0.03	$0.13	$(0.01)

Weighted Average Shares Outstanding – Basic	3,513	3,513	3,513	3,513
Weighted Average Shares Outstanding – Diluted	3,529	3,513	3,525	3,513

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Comprehensive Income (Loss) Attributable to Trio-Tech International:

Net income	$215	$248	$592	$180

Foreign Currency Translation, Net of Tax	22	(574)	(1,403)	(414)

Comprehensive Income (Loss)	237	(326)	(811)	(234)

Less: Comprehensive Income (Loss)
Attributable to Non-controlling Interest	114	36	(138)	150

Comprehensive Income (Loss)
Attributable to Trio-Tech International	$123	$(362)	$(673)	$(384)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2015	2015
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,370	$3,711
Short-term deposits	93	101
Trade accounts receivable, net	7,302	7,875
Other receivables	299	389
Inventories, net	1,709	1,141
Prepaid expenses and other current assets	269	244
Assets held for sale	86	98

Total current assets	14,128	13,559

Deferred tax assets	413	453
Investment properties, net	1,421	1,540
Property, plant and equipment, net	10,825	12,522
Other assets	1,737	1,823
Restricted term deposits	1,966	2,140

Total non-current assets	16,362	18,478

TOTAL ASSETS	$30,490	$32,037

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,472	$1,578
Accounts payable	3,042	2,770
Accrued expenses	2,647	3,084
Income taxes payable	232	296
Current portion of bank loans payable	319	346
Current portion of capital leases	206	197

Total current liabilities	7,918	8,271

Bank loans payable, net of current portion	1,792	2,198
Capital leases, net of current portion	504	475
Deferred tax liabilities	273	333
Other non-current liabilities	37	38

Total non-current liabilities	2,606	3,044

TOTAL LIABILITIES	10,524	11,315

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares
issued and outstanding at December 31, 2015 and June 30, 2015, respectively	10,882	10,882
Paid-in capital	3,142	3,087
Accumulated retained earnings	2,695	2,246
Accumulated other comprehensive gain-translation adjustments	1,649	2,771

Total Trio-Tech International shareholders' equity	18,368	18,986

Non-controlling interest	1,598	1,736

TOTAL EQUITY	19,966	20,722

TOTAL LIABILITIES AND EQUITY	$30,490	$32,037